                                                                   Exhibit 4.8.1

                               FIRST AMENDMENT TO
                         REGISTRATION RIGHTS AGREEMENT

          THIS FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "Amendment") dated as of April 20, 2000 (the "Effective Date"), by and among NETTEL COMMUNICATIONS, INC., a Delaware corporation (the "Company"), JAMES F. KENEFICK ("Kenefick"), GOLD & APPEL TRANSFER, S.A. ("G&A") and WILLIAMS COMMUNICATIONS, INC., a Delaware corporation ("Williams," and together with Kenefick and G&A, the "Existing Stockholders"), those certain persons and entities listed as a Series B Purchaser on Schedule 1 of this Amendment, (each a
                                           ----------
"Series B Purchaser" and collectively, the "Series B Purchasers") and those certain persons and entities listed as a Series C Purchaser on Schedule 1 of
                                                               ----------
this Amendment (each a "Series C Purchaser," collectively, the "Series C Purchasers" and together with the Series B Purchasers, the "Purchasers").

          WHEREAS, the Company entered into that certain Securities Purchase Agreement by and among the Company and certain of the Series B Purchasers (the "Series B Purchase Agreement"), dated as of July 23, 1999 and amended on August 2, 1999, which provided for the issuance of shares of the Company's Series B Convertible Preferred Stock (the "Series B");

          WHEREAS, the Company entered into that certain Registration Rights Agreement by and among the Company, the Existing Stockholders and the Series B Purchasers (the "Registration Rights Agreement"), dated as of July 23, 1999 and amended on August 2, 1999;

          WHEREAS, the Company is simultaneously entering into the Securities Purchase Agreement dated as of the Effective Date by and among the Company and the Series C Purchasers (as amended from time to time, the "Series C Purchase Agreement"), which provides for the Company's issuance of shares of the Company's Series C Convertible Preferred Stock (the "Series C," and together with the Series B, the "Preferred Stock");

          WHEREAS, as an inducement to the Series C Purchasers to enter into the Series C Purchase Agreement, the Company agreed to provide to the Series C Purchasers certain registration rights with respect to the Common Stock of the Company which may be acquired by the conversion of the Preferred Stock subject to the terms and conditions of the Registration Rights Agreement;

          WHEREAS, the parties desire to amend the Registration Rights Agreement to include the Series C and the Series C Purchasers;

          WHEREAS, Section 2.2 of the Registration Rights Agreement provides for amendments in a writing signed by the Company and the Required Holders; and

          WHEREAS, capitalized terms used herein without definition shall have the meanings given to such terms in the Registration Rights Agreement.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto agree as follows:

1. The definitions of the Registration Rights Agreement hereby shall be amended as follows:

(a) "Preferred Stock" shall have the meaning ascribed to such term in this Amendment.

(b) "Purchaser" and "Purchasers" shall have the meanings ascribed to such terms in this Amendment.

2.  Schedule I of the Registration Rights Agreement is hereby deleted in its
    ----------
entirety and replaced with Schedule I to this Amendment.
                           ----------

3. Except as otherwise provided in this Amendment, the Registration Rights Agreement remains unchanged and in full force and effect, and references to the "Agreement" contained in the Registration Rights Agreement shall for all purposes be deemed to refer to the Registration Agreement as amended by this Amendment.

4. The Registration Rights Agreement, as amended herein, constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, among the parties hereto except as herein and therein contained.

5. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and a facsimile signature shall be deemed and original.

                           [Signature page follows.]

     IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Registration Rights Agreement as of the date set forth on the first page hereof.

                              COMPANY:


                              NETTEL COMMUNICATIONS, INC.



                              By: /s/ James F. Kenefick
                                 --------------------------
                              Name: James F. Kenefick
                              Title: CEO


                              EXISTING STOCKHOLDERS:

                              /s/ James F. Kenefick
                              _____________________________________
                              James F. Kenefick


                              WILLIAMS COMMUNICATIONS, INC.


                              By: /s/ Gordon C. Martin, Jr.
                                 --------------------------
                              Name: Gordon C. Martin, Jr.
                              Title: SVP, Global Network Svcs.



                              GOLD & APPEL TRANSFER, S.A.

                              By: /s/ Walt Anderson
                                 --------------------------
                              Name: Walt Anderson
                              Title: Attorney-in-Fact

                              SERIES B PURCHASERS:


                              GOLD & APPEL TRANSFER, S.A.


                              By: /s/ Walt Anderson
                                 --------------------------
                              Name: Walt Anderson
                              Title: Attorney-in-Fact


                              NORTEL NETWORKS INC.



                              By: /s/ Mitchell L. Stone
                                 --------------------------
                              Name: Mitchell L. Stone
                              Title: Director


                              ALLIED CAPITAL CORPORATION


                              By: /s/ Scott S. Binder
                                 --------------------------
                              Name: Scott S. Binder
                              Title: Principal

                              SERIES C PURCHASERS:


                              ALLIED CAPITAL CORPORATION


                              By: /s/ Scott S. Binder
                                 --------------------------
                              Name: Scott S. Binder
                              Title: Principal


                              FOUNDATION FOR THE INTERNATIONAL NON-GOVERNMENTAL DEVELOPMENT OF SPACE


                              By: /s/ Walt Anderson
                                 --------------------------
                              Name: Walt Anderson
                              Title: President


                              GOLD & APPEL TRANSFER, S.A.


                              By: /s/ Walt Anderson
                                 --------------------------
                              Name: Walt Anderson
                              Title: Attorney-in-Fact


                              NORTEL NETWORKS INC.


                              By: /s/ Mitchell L. Stone
                                 --------------------------
                              Name: Mitchell L. Stone
                              Title: Director



                              WILLIAMS COMMUNICATIONS, INC.


                              By: /s/ Gordon C. Martin Jr.
                                 --------------------------
                              Name: Gordon C. Martin Jr.
                              Title: SVP, Global Network Svcs.

                                  SCHEDULE 1
                                  ----------

                              SERIES B PURCHASERS


1.      Gold & Appel Transfer, S.A.   1023 31st Street, N.W.
                                      Washington, D.C.  20007
                                      Attn:  Walter Anderson, Attorney in Fact

2.      Nortel Networks Inc.          GSM 991 15 A40
                                      2221 Lakeside Boulevard
                                      Richardson, TX 75082
                                      Attn: Vice President, Customer Finance

3.      Allied Capital Corporation    1919 Pennsylvania Avenue, N.W., 3rd Floor
                                      Washington, D.C.  20037
                                      Attn:  Scott S.  Binder, Principal
                                             Thomas H. Aiken, Principal

                              SERIES C PURCHASERS

1.      Gold & Appel Transfer, S.A.    1023 31st Street, N.W.
                                       Washington, D.C.  20007
                                       Attn:  Walter Anderson, Attorney in Fact

2.      Nortel Networks Inc.           GSM 991 15 A40
                                       2221 Lakeside Boulevard
                                       Richardson, TX 75082
                                       Attn: Vice President, Customer Finance
                                             North America

3.      Allied Capital Corporation     1919 Pennsylvania Avenue, N.W., 3rd Floor
                                       Washington, D.C.  20037
                                       Attn: Scott S.  Binder, Principal
                                             Thomas H. Aiken, Principal

4.      Foundation for the             c/o:  Walt Anderson
        International Non-Governmental       1023 31st Street, N.W.
        Development of Space                 Washington, D.C.  20007

5.      Williams Communications, Inc.   One Williams Center
                                        Suite 4100
                                        Tulsa, OK  74172
                                        Attn: S. Miller Williams, Vice President
                                              Lisa Manning, Esq.